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                                                                   EXHIBIT 14(B)


                      CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Trustees and Shareholders
  Van Kampen American Capital Balanced Fund:

We consent to the use of our report included herein.


/s/ KPMG PEAT MARWICK LLP

Chicago, Illinois
December 20, 1996